Exhibit 99.1

Staffing 360 Solutions Announces Uplisting to NASDAQ

Company to Begin Trading on the NASDAQ Capital Market Under the Ticker STAF

New York, NY – September 28, 2015 – Staffing 360 Solutions, Inc. (OTCQB: STAFD), a public company executing a global buy-and-build strategy through the acquisition of staffing organizations with operations in the US and UK, today announced that it has received approval to list the Company's common stock on NASDAQ.

Trading of the Company's securities on the NASDAQ Capital Market will become effective upon the opening of trading on Tuesday, September 29, 2015 under the stock symbol STAF.

“Uplisting represents a historic day for our Company,” said Brendan Flood, Executive Chairman of Staffing 360 Solutions. “NASDAQ opens the doors to numerous opportunities for growth and it will play an important role in our efforts to enhance the value of Staffing 360 Solutions moving forward. We are better positioned to advance our stated mission of reaching $300 million in revenue as we build a major international staffing company through organic growth and accretive acquisitions.”

Matt Briand, President and CEO, remarked, “Everyone in our organization has played a crucial part in this journey, and it is only through the hard work and dedication of our employees, as well as the support of our loyal shareholders, that we have been able to reach this major inflection point.”

Before trading on NASDAQ commences, the Company's common stock will continue to be quoted on the OTCQB under its existing symbol STAFD until the close of trading today, September 28, 2015.

“As we become a NASDAQ-listed company, our ability to communicate our progress with a broader audience, raise the visibility of our M&A strategy, and generate more value for our shareholders will improve dramatically,” concluded Darren Minton, Executive Vice President of Staffing 360 Solutions.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (OTCQB: STAF) is a public company in the staffing sector engaged in the execution of a global buy-and-build strategy through the acquisition of domestic and international staffing organizations with operations in the US and UK. The Company believes the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $300 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering and IT industries. For more information, please visit: www.staffing360solutions.com.

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Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to the timing and ability to enter into any additional acquisitions, as well as the size of future revenue. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Specifically, in order for the Company to achieve annualized revenues of $300 million, the Company will need to successfully raise sufficient capital, to consummate additional target acquisitions, successfully integrate any newly acquired companies, organically grow its business, successfully defend current and any potential future litigation, as well as various additional contingencies, many of which are unknown at this time and generally out of the Company’s control. The Company can give no assurance that it will be able to achieve these objectives. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Investor Relations Firm:

PCG Advisory Group

Stephanie Prince, Managing Director

646.762.4518

sprince@pcgadvisory.com

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Darren Minton, Executive Vice President

212.634.6413

darren@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

Wade Pearson, Senior Vice President of Finance

212.634.6423

info@staffing360solutions.com